As filed with the Securities and
Exchange Commission on January 31,   1996           Registration No. 33-
                              -----

=====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       52-0991991
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization                          Identification No.)

         11019 MCCORMICK ROAD
        HUNT VALLEY, MARYLAND                                  21031
(Address of Principal Executive Offices)                     (Zip Code)



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)


                                JOSEPH A. SPADARO
                            Executive Vice President
                  EA Engineering, Science, and Technology, Inc.
                              11019 McCormick Road
                           Hunt Valley, Maryland 21031
                     (Name and address of agent for service)
                                 (410) 584-7000

          (Telephone number, including area code, of agent for service)

                                   Copies to:
                          CLEAVELAND D. MILLER, ESQUIRE
                             Semmes, Bowen & Semmes
                              250 West Pratt Street
                            Baltimore, Maryland 21201



               Approximate date of commencement of proposed sales pursuant to the Plan: As soon as practicable after the effective date of this Registration Statement.




                                                         (Facing page continued)

                         CALCULATION OF REGISTRATION FEE


                                                Proposed           Proposed
                                                maximum            maximum
Title of                Amount                  offering           aggregate             Amount of
securities to           to be                   price              offering              registration
be registered           registered              per share          price*                fee*

Common Stock,            250,000                $3.75                $937,500               $323.28
par value                shares
$0.01 per
share


* Estimated in accordance with Rule 457(c), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices for the Registrant's Common Stock as reported by the NASDAQ National Market System on January 29, 1996.

Item 3.    INCORPORATION BY REFERENCE:

Pursuant to Part II, Item 3 of the Instructions for Form S-8, the entire contents of the prior Registration Statement, filed with the Commission on Form S-8 (File No. 33-60880), are incorporated herein by reference. The prior Registration Statement may be incorporated by reference because this current Registration Statement involves the registration of additional securities of the same class as the securities for which the prior Registration Statement was filed. This current Registration Statement is being filed with the Commission for the sole purpose of increasing the amount of shares of Common Stock of EA Engineering, Science, and Technology, Inc. to be offered under its Stock Option Plan.

Item 8.    EXHIBITS

 5.1     Opinion and consent of Semmes, Bowen & Semmes.

10.1 EA Engineering, Science, and Technology, Inc. Stock Option Plan, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K, File Number 0-15587 filed on November 22, 1995).

24.1     Consent of independent public accountants.

24.2     Consent of Semmes, Bowen & Semmes (incorporated herein by reference to
         Exhibit 5.1).

26.1 Registration Statement on Form S-8 (File No. 33-60880) (incorporated herein by reference to Registration Statement on Form S-8 (File No.33-60880).

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunt Valley, State of Maryland, on the 31st day of January, 1996.

                                        EA ENGINEERING, SCIENCE, AND
                                            TECHNOLOGY, INC.


                                                 /s/ Loren D. Jensen
                                        By:
                                                 Loren D. Jensen, Ph.D.
                                                 Chairman, President, and
                                                 Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated.


         Signature                  Title                                      Date
PRINCIPAL EXECUTIVE OFFICER:


      /s/ Loren D. Jensen
                                   Chairman, President, and             January 31, 1996
    Loren D. Jensen, Ph.D.         Chief Executive Officer



PRINCIPAL FINANCIAL OFFICER:


      /s/ Joseph A. Spadaro
                                   Executive Vice President, Chief      January 31, 1996
    Joseph A. Spadaro              Financial Officer, Treasurer,
                                   and Assistant Secretary




PRINCIPAL ACCOUNTING OFFICER:


    /s/ Joseph A. Spadaro
                                  Executive Vice President, Chief       January 31, 1996
    Joseph A. Spadaro             Financial Officer, Treasurer,
                                  and Assistant Secretary


DIRECTORS:


    /s/ Edmund J. Cashman, Jr.
                                  Director                               January 31, 1996
    Edmund J. Cashman, Jr.


    /s/ Rudolph P. Lamone
                                  Director                               January 31, 1996
    Rudolph P. Lamone, Ph.D.


    /s/ George G. Radcliffe
                                  Director                               January 31, 1996
    George G. Radcliffe



Date:   January 31, 1996